Exhibit 10.10

XTANT MEDICAL HOLDINGS, INC.

RESTRICTED STOCK AGREEMENT

This Agreement between Xtant Medical Holdings, Inc. (the “Company”) and David Kirschman (the “Participant”) shall be effective as of the date of grant. The Company and Participant agree as follows:

1.	Grant of Restricted Stock. Participant is hereby granted the right to receive Restricted Stock of the Company pursuant to the Company’s Equity Incentive Plan (the "Plan"), subject to the vesting and employment contingency restrictions outlined below. This Agreement is subject to and shall be construed in accordance with the terms and conditions of the Plan, as now or hereinafter in effect. Any terms which are used in this Agreement without being defined and which are defined in the Plan shall have the meaning specified in the Plan.

2.	Date of Grant. The date of the grant of this Restricted Stock Unit is October 12, 2015.

3.	Number and Price of Shares. The number of Shares of Restricted Stock granted is 40,000. The Fair Market Value per Share on date of grant is $3.19.

4.	Vesting. The Restricted Stock granted hereby shall vest according to the following schedule:

Date	Number of Vested Shares

October 12, 2016	8,000
November 12, 2016	914
December 12, 2016	914
January 12, 2017	914
February 12, 2017	914
March 12, 2017	914
April 12, 2017	914
May 12, 2017	914
June 12, 2017	914
July 12, 2017	914
August 12, 2017	914
September 12, 2017	914
October 12, 2017	914
November 12, 2017	914
December 12, 2017	914
January 12, 2018	914
February 12, 2018	914
March 12, 2018	914
April 12, 2018	914
May 12, 2018	914
June 12, 2018	914
July 12, 2018	914
August 12, 2018	914
September 12, 2018	914
October 12, 2018	914
November 12, 2018	914
December 12, 2018	914
January 12, 2019	914
February 12, 2019	914
March 12, 2019	914
April 12, 2019	914
May 12, 2019	914
June 12, 2019	914
July 12, 2019	914
August 12, 2019	914
September 12, 2019	914
October 12, 2019	10

Restricted Stock Agreement with David Kirschman	1

In order to be vested in Shares of Restricted Stock in accordance with the schedule, the Participant must have been continuously employed by the Company or its subsidiaries from the Date of Grant until the vesting date.

Acceleration of Exercisability. Upon a Change in Control of the Company, all Restricted Shares under this Agreement shall immediately be 100% vested without regard to the vesting restrictions contained in this Restricted Stock Agreement.

5.	Legends. Certificates representing vested Shares may contain such legends and transfer restrictions as the Company shall deem reasonably necessary or desirable, including, without limitation, legends restricting transfer of the Stock until there has been compliance with federal and state securities laws.

6.	Receipt of Plan. By entering into this Agreement, Participant acknowledges (i) that he or she has received and read a copy of the Plan and (ii) that this Agreement is subject to and shall be construed in accordance with the terms and conditions of the Plan, as now or hereinafter in effect. By entering into this Agreement, Participant further acknowledges that all grants under the Plan are determined by the Committee in its sole discretion and that nothing contained in the Plan or in any grant under the Plan shall confer a right or entitlement to receive any further grants in the future.

Restricted Stock Agreement with David Kirschman	2

IN WITNESS WHEREOF, the Company, by a duly authorized officer of the Company, and Participant have executed this Agreement, effective as of the date of grant.

XTANT MEDICAL HOLDINGS, INC.

By: /s/ John Gandolfo

Title: Chief Financial Officer

Date: 10/13/15

PARTICIPANT

By: /s/ David Kirschman

Date: 10/12/15

Address: 5101 Garden Spring
Dayton OH 45429

Restricted Stock Agreement with David Kirschman	3